Exhibit 23.0

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-128441 on Form S-8 of Sempra Energy, of our report dated November 26, 2013, relating to the financial statements appearing in this Annual Report on Form 11-K of the Mesquite Power LLC Savings Plan for the five-month period ended May 31, 2013.

/s/ DELOITTE & TOUCHE LLP

San Diego, CA

November 26, 2013